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Exhibit 10.16

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4),
200.83 and 230.406.

        Confidential

COLLABORATIVE RESEARCH,
DEVELOPMENT, COMMERCIALIZATION
AND LICENSE AGREEMENT

BETWEEN

SENOMYX, INC.
AND
THE COCA-COLA COMPANY

Table of Contents

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT		1
1.	DEFINITIONS	1
2.	OBJECT OF AGREEMENT	1
3.	COLLABORATIVE R&D PROGRAM	2
4.	STEERING COMMITTEE	2
	4.1 Formation of Steering Committee	2
	4.2 Role of Steering Committee	2
	4.3 Composition	2
	4.4 Operation	3
	4.5 Meetings	3
	4.6 Minutes	3
5.	RESEARCH PLAN	3
	5.1 Initial Research Plan	3
	5.2 Implementation of Research Plan	3
	5.3 Determination of Commercially Viable Enhancing Compound(s)	4
	5.4 Notification of Selected Compound	4
	5.5 KO Compounds and KO Related Compounds	4
	5.6 [***] Enhancing Compounds	4
6.	DEVELOPMENT	5
	6.1 Initial Development Plan	5
	6.2 Implementation of Development Plan	5
	6.3 Regulatory	5
	6.4 Costs of Regulatory Filings	5
	6.5 Additional Safety Studies or Regulatory Approvals	6
	6.6 Cooperation	6
7.	COMMERCIALIZATION	6
	7.1 Commercialization Plan	6
	7.2 Format of Commercialization Plan	7
8.	RIGHTS, OBLIGATIONS AND LIMITATION OF THE PARTIES	7
	8.1 Inside the Fields	7
	8.2 Outside the Fields	7
	8.3 Preferred Relationship	8
	8.4 Manufacturing	8
	8.5 Rights to a New High-Potency [***]	8
9.	FINANCIAL TERMS	9
	9.1 Annual Research Support	9
	9.2 Credit Toward Royalties During Collaborative R&D Period	9
	9.3 Milestone Payments	10
	9.4 Royalty for Beverages Incorporating Product Compounds	10
	9.5 Minimum Annual Royalties	13
	9.6 Adjustment of Values for Minimum Royalties	15
	9.7 Payment Terms	15
	9.8 Currency of Payment	16
	9.9 Taxes Withheld	16
	9.10 Late Payment	16
	9.11 Records of Unit Sales, Net Sales and Royalty Calculations	16
10.	GRANTS	17

	10.1 Non-exclusive Grant by SENOMYX of Rights Regarding Evaluation of Enhancing Compounds	17
	10.2 Non-exclusive Grant by SENOMYX of Rights to Make and Have Made Selected Compounds	17
	10.3 Non-Exclusive Grant of Rights by SENOMYX to Make, Have Made, Use and Sell Beverages and Beverage Bases with Selected Compound	18
	10.4 Exclusive Grant of Rights by SENOMYX Regarding Selected Compounds and Beverages and Beverage Bases that Incorporate Selected Compounds	18
	10.5 Co-Exclusive Grant of Rights by SENOMYX Regarding Selected Compounds and Powdered Beverage Bases incorporating Selected Compounds	18
	10.6 Contingent Third Party Rights to Field II	18
	10.7 Limitation on Licenses	19
	10.8 If KO Does Not Pay Minimum Royalties	19
	10.9 Most Favored Licensee	19
	10.10 Obligations Related to Sublicenses	19
	10.11 Non-exclusive Grant of Rights from KO to SENOMYX for Research Purposes	20
	10.12 Non-exclusive Grant of Rights from KO to SENOMYX for KO Related Compounds	20
	10.13 Exclusive Grant of Rights from KO to SENOMYX for KO Related Compounds	20
	10.14 Non-Exclusive Grant of Rights to SENOMYX Trademark	20
11.	OWNERSHIP OF INTELLECTUAL PROPERTY	21
	11.1 Transfer of Rights	21
	11.2 SENOMYX Inventions	21
	11.3 KO Inventions	21
	11.4 Joint Inventions	22
	11.5 Other Inventions	22
	11.6 Markings	22
	11.7 Inventorship and Assignment	23
12.	PATENT PROSECUTION AND MAINTENANCE	23
	12.1 Prosecution of Patents	23
	12.2 Inventions under Collaboration	23
13.	INTELLECTUAL PROPERTY ENFORCEMENT AND DEFENSE OF CLAIMS	24
	13.1 Defense of Infringement Claims for SENOMYX Technology	24
	13.2 Defense of Infringement Claims for KO Technology	24
14.	TREATMENT OF CONFIDENTIAL INFORMATION: REPORTING REQUIREMENTS, PUBLICITY, LAW AND REGULATIONS	25
	14.1 Confidentiality	25
	14.2 Disclosure to Related Parties	25
	14.3 Return of Confidential Material	25
	14.4 Exceptions to Confidential Information	26
	14.5 Confidential Financial Information	26
	14.6 Confidential Research Information	26
	14.7 Permitted Use and Disclosures	27
	14.8 Use of Data for Promotional Purposes	27
	14.9 Publication of Results	28
	14.10 Publicity	28
	14.11 Reporting, Law and Regulation	28
15.	TERM, EARLY CONCLUSION, AND TERMINATION	28
	15.1 Term	28
	15.2 Early Conclusion of the Collaborative R&D Period by KO	28
	15.3 Termination By Mutual Agreement	29
	15.4 Termination By KO for Acquisition of SENOMYX By a KO Competitor	29

	15.5 Effect of Termination	29
	15.6 Survival	29
16.	WARRANTIES AND INDEMNIFICATION	29
	16.1 Mutual Representations and Warranties	29
	16.2 Corporate Power	29
	16.3 Due Authorization	30
	16.4 Binding Agreement	30
	16.5 Warranties Regarding SENOMYX Technology	30
	16.6 Warranties Relating to KO Technology	32
17.	MISCELLANEOUS	34
	17.1 Force Majeure	34
	17.2 Governing Law and Jurisdiction	34
	17.3 Binding Effect	34
	17.4 Dispute Resolution	34
	17.5 Severability	36
	17.6 Independent Contractors	36
	17.7 Entire Agreement	36
	17.8 Amendment	36
	17.9 Interpretation	37
	17.10 Waiver	37
	17.11 Construction	37
	17.12 No Third Party Beneficiaries	37
	17.13 Notices	37
	17.14 Assignment	38
	17.15 Merger or Consolidation	38
	17.16 Counterparts	38
APPENDIX A—DEFINITIONS		40
APPENDIX B—RESEARCH PLAN		46
APPENDIX C—DEVELOPMENT PLAN		47
APPENDIX D—COMMERCIALIZATION PLAN		49
APPENDIX E—EXCEPTIONS TO KO RIGHTS TO KO COMPOUND (TO BE PROVIDED BY KO)		50

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

        This Agreement is entered into as of the April 22, 2002 (the "Effective Date") by and between SENOMYX, INC., a Delaware Corporation having its principal place of business at 11099 North Torrey Pines Road, La Jolla, CA 92037 ("SENOMYX") and THE COCA-COLA COMPANY, a Delaware Corporation, having its principal place of business at One Coca-Cola Plaza, Atlanta, Georgia 30313 ("KO").

BACKGROUND

        WHEREAS, SENOMYX conducts research in the field of chemosensation, an objective of which is to study potential biological targets and develop assays for use in the discovery of compounds that will ultimately be commercialized as taste and olfaction products. KO is in the business of developing, manufacturing and marketing consumer products. SENOMYX and KO desire to collaborate in research and development to discover and commercialize compounds that enhance the [***] taste of commercial [***] for use in the fields defined below.

        NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties hereby agree as follows:

THE AGREEMENT

1.     DEFINITIONS

        Certain capitalized terms are defined in Appendix A and incorporated into this Agreement by reference.

2.     OBJECT OF AGREEMENT

        The goals of the collaboration between KO and SENOMYX are:

          a)    to implement a program for the research and development of Enhancing Compounds to be marketed for use in accordance with Section 10; and

          b)    to provide KO with rights to Product Compound(s) as provided in Section 10.

3.     COLLABORATIVE R&D PROGRAM

        The parties will collaborate during the Collaborative R&D Period to discover Enhancing Compounds and develop Selected Compounds, pursuant to the Research Plan and the Development Plan (collectively, the "Collaborative R&D Program"). This Agreement establishes a Collaborative R&D Program of three years ("Collaborative R&D Period").

4.     STEERING COMMITTEE

        4.1    Formation of Steering Committee

        No later than ten days after the Effective Date, the parties will establish a joint steering committee ("Steering Committee").

        4.2    Role of Steering Committee

        The Steering Committee will manage the Collaborative R&D Program and will:

            (i)  provide strategic direction and performance criteria for the Collaborative R&D Program;

           (ii)  monitor progress and communicate status of the Collaborative R&D Program;

          (iii)  facilitate the cooperation of the parties under the Collaborative R&D Program;

          (iv)  communicate during the Commercialization Period regarding the development of Selected Compound(s) and the commercialization of Beverages and Beverage Bases incorporating Selected Compounds;

           (v)  review and amend if necessary the Research Plan and the Development Plan;

          (vi)  determine which of the Enhancing Compound(s) that KO determines is are commercially viable will be selected for development as Selected Compound(s); and

         (vii)  establish the protocol for determining the enhancement level of Enhancing Compounds, and Selected Compounds, and agree on the level of enhancement of Enhancing Compounds.

        4.3    Composition

        The Steering Committee will consist of two representatives officially designated by SENOMYX and two representatives officially designated by KO, all of whom may change from time to time.

        4.4    Operation

        Each official member of the Steering Committee will have one vote. All Steering Committee decisions will be made by unanimous vote and at a meeting where all four official members participate. Any unresolved disputes will be subject to the procedures outlined in Section 17.4, or as otherwise mutually agreed upon by the parties in writing.

        4.5    Meetings

        The Steering Committee will first meet no later than thirty days after the Effective Date and at least four times per year during the Collaborative R&D Period and the Commercialization Period of this Agreement using mutually agreed upon meeting locations and formats including teleconferencing and videoconferencing. Each party will bear its own expenses relating to the meetings and activities of the Steering Committee. Subject to the approval of the Steering Committee, which shall not be unreasonably withheld, each party may request the attendance of subject matter experts, who may or may not be employees of either party, as desired at Steering Committee meetings as non-voting, unofficial, ad-hoc members.

        4.6    Minutes

        During the Collaborative Period and the Commercialization Period, SENOMYX will promptly prepare and deliver to the members of the Steering Committee, the minutes of such meetings for review and approval by both parties.

5.     RESEARCH PLAN.

        5.1    Initial Research Plan

        The initial research plan is set forth in Appendix B and incorporated into this Agreement by reference ("Research Plan").

        5.2    Implementation of Research Plan

        SENOMYX will use best efforts, using the resources received under Section 9.1, to perform the activities outlined in the Research Plan. SENOMYX represents and KO acknowledges that the total resources to be deployed for pursuit of the program objectives will be significantly more than those provided under Section 9.1. SENOMYX will designate a project team comprising personnel with the technical qualifications and expertise that are reasonably required to accomplish the activities outlined in the Research Plan. If there are any changes in the members of the project team, SENOMYX will ensure that replacement members will have the equivalent technical qualifications and expertise.

        SENOMYX will provide KO reasonable access to the aggregate results of the screening program including the identity of the compounds screened and information about active compounds (compounds exhibiting activity in the assay) found. SENOMYX will provide KO with information on all Enhancing Compounds, including information on stability,solubility, in vitro toxicity and in vivo toxicity, samples of Enhancing Compounds adequate for full evaluation (the amount of which shall be determined by the Steering Committee), and manufacturing cost estimates ("Data Package(s)").

        KO will use best efforts to perform the activities in accordance with the Research Plan, including the evaluation of the Data Packages provided by SENOMYX for Enhancing Compounds.

        5.3    Determination of Commercially Viable Enhancing Compound(s)

        Each time SENOMYX provides a Data Package, KO will determine whether an Enhancing Compound in such Data Package is commercially viable for use in Beverages and Beverage Bases in the Fields. Such determination will be made with the assistance of SENOMYX under the criteria identified in Section 9.3(b), and such other criteria due to the specifics of the Enhancing Compound or Development Plan. Such determination will be made within a mutually agreeable period from receiving such Data Package, not to exceed [***].

        5.4    Notification of Selected Compound

        At the Steering Committee meeting directly following the evaluation of such Data Package, KO will notify the Steering Committee of the results of the evaluation and the Steering Committee will determine if an Enhancing Compounds in such Data Package will be selected for development under the Development Plan ("Selected Compound(s)").

        5.5    KO Compounds and KO Related Compounds

        KO represents that it has found a compound having a [***] effect for among others [***] ("KO Compound"). KO has also identified a list of [***] that KO would be interested in investigating for [***] effects ("KO Related Compounds"). Prior to KO disclosing the KO Compound and the KO Related Compounds to SENOMYX, though it is anticipated that such disclosure will be no later than [***] following the Effective Date, KO will provide SENOMYX with a complete report detailing its patent searches, including any freedom to operate opinions, covering the KO Compounds and KO Related Compounds. The Steering Committee will decide which if any of the KO Related Compounds will be synthesized by SENOMYX and investigated using SENOMYX Technology to determine whether any of the KO Related Compounds exhibit enhancing effects with the Target [***].

        5.6    [***] Enhancing Compounds

        The Collaborative R&D Program contemplates the investigation of [***] compounds for commercial [***] potential. SENOMYX and KO acknowledge that the Collaborative R&D Program would initially concentrate on the discovery of [***] compounds. The initiation of and the terms for the discovery of [***] compounds will be mutually agreed upon in writing by the Steering Committee. The parties will negotiate in good faith, any amendment to the Agreement relating to incremental costs for enabling technologies mutually deemed necessary for the discovery and commercialization of [***] compounds.

6.     DEVELOPMENT.

        6.1    Initial Development Plan

        The initial development plan is set forth in Appendix C and incorporated into this Agreement by reference ("Development Plan").

        SENOMYX will use best efforts using the resources received under Section 9.1 to perform the activities assigned to it in the Development Plan. SENOMYX represents and KO acknowledges that the total resources to be deployed for pursuit of the program objectives will be significantly more than those provided under Section 9.1.

        KO will use best efforts to perform the activities assigned to it in the Development Plan.

        6.2    Implementation of Development Plan

        The implementation of the Development Plan will:

            (i)  commence upon the Steering Committee's selection of a Selected Compound(s) that will be developed under the Development Plan; and

           (ii)  end upon FEMA GRAS determination for such Selected Compound, and if applicable the receipt of an FDA no action letter or completion of any additional safety studies requested by FDA.

        6.3    Regulatory

            (i)  Under the Development Plan, as part of its obligation to perform the activities assigned to it, SENOMYX will make all regulatory filings to obtain approval for the use of the Selected Compound(s).

           (ii)  SENOMYX will exclusively own all regulatory filings made or filed by SENOMYX for a Selected Compound(s), and regulatory filings will be subject to the license grants pursuant to Section 10. SENOMYX will appoint a regulatory consultant who will be obligated to provide non-confidential updates on the regulatory strategies and filings on other programs at SENOMYX. Additionally, SENOMYX will, in good faith, attempt to facilitate the mutual exchange of information on the regulator strategy as it relates to the [***] program.

        6.4    Costs of Regulatory Filings

        SENOMYX will be responsible for the reasonable costs associated with FEMA GRAS determination. SENOMYX will not be responsible for costs that exceed the greater of either:

            (i)  the costs of obtaining FEMA GRAS determination for [***]; or

           (ii)  [***].

        Any costs incurred by KO in obtaining FEMA GRAS determination for a Selected Compound that becomes a Product Compound, will be [***].

        6.5    Additional Safety Studies or Regulatory Approvals

        The Steering Committee will agree on:

            (i)  any additional safety studies to be performed on the Selected Compound(s);

           (ii)  the additional regulatory approvals or determinations to be obtained for the Selected Compound(s); and

          (iii)  the allocation of costs and resources between KO and SENOMYX associated with such activities over and above those stated in Section 6.4.

        6.6    Cooperation

        KO will cooperate to the extent reasonably necessary to assist SENOMYX in the performance of the foregoing activities and SENOMYX will provide KO with copies of all filings, data and determinations on the Selected Compound(s).

        In addition, each party is obligated to:

            (i)  give timely notice to the other party for any adverse events and product recall actions relating to Beverages or Beverage Bases incorporating Product Compounds; and

           (ii)  report such adverse events as required by law.

7.     COMMERCIALIZATION

        7.1    Commercialization Plan

        As an overall goal of the Commercialization Plan, KO desires to market current and new Beverages and Beverage Bases incorporating Product Compounds. Prior to completion of the activities set forth in the Development Plan for the Selected Compound(s), KO will prepare a detailed plan for the commercialization of Beverages and Beverage Bases incorporating Product Compounds that includes, as a minimum, the guidelines stated below in Section 7.2 (the "Commercialization Plan"). The Commercialization Plan will be attached as Appendix D to this Agreement, and incorporated into the Agreement by reference.

        7.2    Format of Commercialization Plan

        The Commercialization Plan will include:

            (i)  commercially reasonable timelines;

           (ii)  specific diligence timelines for KO and SENOMYX;

          (iii)  the geographic scope of commercialization, including each country worldwide;

          (iv)  terms and conditions of manufacturing of Product Compounds; and

           (v)  general information on packaging, promoting, advertising, distribution, selling and supply of Beverages and Beverage Bases incorporating a Product Compound.

        Thereafter KO will provide general sales forecasting reports for Beverages and Beverage Bases incorporating a Product Compound on an annual basis for the remainder of the Commercialization Period. Such sales forecasting reports shall include quantifiable information, including projected Unit Case sales and market research data, if available, with an annual forecast of Product Compound requirements for the next Calendar Year, submitted to SENOMYX at least [***] before the beginning of the next Calendar Year. The Steering Committee will meet as appropriate to review and assess, for purposes of establishing future manufacturing needs, the sales forecast report. In accordance with the Commercialization Plan, KO will be responsible for formulating and testing Beverages and Beverage Bases incorporating Product Compounds including the cost associated with such activities.

8.     RIGHTS, OBLIGATIONS AND LIMITATION OF THE PARTIES

        8.1    Inside the Fields

        During the Term of the Agreement SENOMYX agrees not to provide research and development services or grant any rights to SENOMYX Technology to a Third Party for use in the discovery or commercialization of Compounds for application in the Fields, subject to the co-exclusive rights in Field II, the early conclusion provision under Section 15.2, and KO's royalty payment obligations under Section 10.8.2.

        8.2    Outside the Fields

        SENOMYX will have the right to enter into collaborative programs with Third Parties, including but not limited to collaborative programs to discover Compounds for use outside the Fields. Furthermore, nothing in this Agreement will limit the right of

        SENOMYX to license or commercialize Compounds as [***] enhancers of [***], which are:

            (i)  not incorporated into beverages; and

           (ii)  intended only for non-commercial end use by consumers.

        Subject to the rights of the Third Party set forth in Section 10.5, SENOMYX will not promote or allow, where possible, any Third Party to promote such [***] enhancers to be used with a Competitive Product in the Fields.

        8.3    Preferred Relationship

        SENOMYX and KO acknowledge that SENOMYX may collaborate with Third Parties in programs unrelated to Compounds. Such collaboration may result in the discovery of technologies and compounds that have application in the Fields. Unless otherwise precluded under this Agreement or Third Party agreements, SENOMYX will provide KO with non-confidential information regarding such new technologies and use reasonable effort to negotiate mutually acceptable commercial terms for KO to obtain a license to such new technologies for use in the Fields.

        8.4    Manufacturing

        The parties will collaborate to identify a manufacturer and/or enter into supply and manufacturing agreements with a mutually agreed upon Third Party(ies) regarding Product Compounds; provided however, SENOMYX will have the option to be the preferred manufacturer of any such Product Compounds, subject to KO's approval which shall not be unreasonably withheld. Nothing in this Section 8.4 shall prevent KO from identifying and/or entering into supply and manufacturing agreements with secondary manufacturers of any Product Compound.

        8.5    Rights to a New High-Potency [***]

        This Agreement does not preclude SENOMYX from entering into a collaboration for the discovery, development and commercialization of compounds that are high-potency [***], as long as such compounds do not enhance the intensity of other [***] including the Target [***] at concentrations below the threshold of [***] for such compounds ("High-Potency [***]"). During the first [***] following the Effective Date and before entering into a collaboration with a Third Party for the discovery, development, and commercialization of High-Potency [***], suitable for use in the Fields, SENOMYX will provide written notice of non-confidential terms to KO. Within [***] of such notice, KO may exercise a right of first refusal by entering into a binding definitive agreement on terms [***]. If KO decides not to enter into a collaboration under such Third Party's terms, SENOMYX may, with no further notification or obligation, enter into collaboration with any Third Party; provided, however, that the terms of such Third Party collaboration will be [***].

9.     FINANCIAL TERMS

        9.1    Annual Research Support

          9.1.1    Funding Amount

          Each year during the Collaborative R&D Period, KO will pay SENOMYX [***] for the services provided in accordance with the Agreement. [***], KO will cease making payments for research and development and instead make annual payments of [***](prorated for any amount previously paid for research and development for such year) in order to adapt and continue to develop the then existing capabilities/intellectual property for further enhancement of commercial opportunities during the Collaborative R&D Period.

          9.1.2    Payment Terms

          KO will make payments that:

              (i)  are in advance;

             (ii)  on an equal quarterly basis; and

            (iii)  total [***] (subject to Section 15) and are allocated and recognizable by SENOMYX during the three year Collaborative R&D Period.

          9.1.3    Timing of Payment

          The first payment will be made within [***] following the Effective Date.

          9.1.4    Excluded Items

          The allocation of these payments do not include:

              (i)  KO's costs associated with providing support for the collaboration; and

             (ii)  the costs of any unanticipated materials as requested and agreed to by the parties.

        9.2    Credit Toward Royalties During Collaborative R&D Period

        If during any year of the Collaborative R&D Period KO is paying royalties, then all royalties up to [***] will be waived. Any royalties not waived (i.e.. in excess of [***]) under the preceding sentence will be credited against any future amounts owed for Annual Research Support under Section 9.1 in such year during the Collaborative R&D Period.

        9.3    Milestone Payments

        KO will pay SENOMYX the following non-creditable, non-refundable milestone payments within [***] of the occurrence of the following milestone events, as determined by the Steering Committee:

          a)    [***];

          b)    [***];

          c)     [***]; and

          d)    [***].

        9.4    Royalty for Beverages Incorporating Product Compounds

        KO will pay to SENOMYX a royalty on Beverages incorporating a Product Compound [***]:

          a)    [***]; and

          b)    [***].

          9.4.1    The Base Component

          The Base Component will be calculated by multiplying [***]. KO will use reasonable effort to convert such calculation into [***] and, upon the mutual agreement of the parties, the Base Component will be adjusted so that it will be [***].

          9.4.2    The Cost Savings Component

          The Cost Savings Component for each Beverage incorporating Product Compounds is dependent on two components:

               i)  [***]; and

              ii)  [***].

          The royalty rate will be determined by the following matrix:

Royalty Rate (R)
[***]
	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

        To determine the [***], the parties will use the following equation:

          [***]

            [***]

          [***].

          [***].

        For Beverages incorporating Product Compounds sold by KO, its Affiliates and Bottlers where in the Product Compound is a KO Related Compound, the royalties calculated in this Section 9.4 will be [***].

        9.5    Minimum Annual Royalties

          9.5.1    Minimum Annual Royalties for Product Compounds having a [***]

          During the Commercialization Period, KO will pay minimum annual royalties to SENOMYX to maintain the exclusive license under Section 10.4:

            [***]

            [***]

            [***].

          9.5.2    Minimum Annual Royalties for Product Compounds having [***]

          During the Commercialization Period, KO will pay [***] royalties to SENOMYX to maintain the exclusive license under Section 10.4:

          [***]

          The amount due for any such [***] period is the [***]. The amounts paid for [***] any amounts due SENOMYX for royalties over the [***] royalties in the subsequent [***].

          9.5.3    Minimum Royalties where two Product Compounds are Used

          If KO is selling Beverages or Beverage Bases incorporating more than one Product Compound, then the applicable minimum royalty will be the minimum royalty for the Product Compound having the greater enhancing effect.

        9.6    Adjustment of Values for Minimum Royalties

        The minimum annual royalty values in Section 9.5.1 e) and 9.5.2 e) will be [***] of the Commercialization Period and beyond, for: (i) [***], using the first year of Commercialization Period as the base year; and, (ii) [***] year of the Commercialization Period as the base year.

        9.7    Payment Terms

          9.7.1    Timing

          As set forth in this Agreement, the royalties will be paid within [***] after the end of each calendar quarter period in which such royalties are earned during the Commercialization Period for each Beverage and Beverage Base incorporating a Product Compound. The Royalty Shortfall will be paid within [***] after the end of each Calendar Year.

          9.7.2    Reporting

          With each such quarterly payment, KO will furnish to SENOMYX a royalty statement in sufficient detail to permit confirmation of the accuracy of the royalty payment made, which sets forth on a country-by-country basis the relevant sales information, including:

            i.)  the total number of Unit Cases of each such Beverage incorporating Product Compound sold;

           ii.)  the SP, the PSR;

          iii.)  the Cost;

           iv.)  the royalty rate (R);

            v.)  the Net Sales, if applicable;

           vi.)  the royalties payable in United States dollars;

         vii.)  the method used to calculate the royalty payment;

        viii.)  the exchange rate used; and

           ix.)  other information employed to calculate the royalty payment for such Beverage incorporating Product Compound.

        9.8    Currency of Payment

        All payments to be made under this Agreement, including the royalties payable to SENOMYX by KO, will be paid in United States dollars by wire transfer (or other means acceptable to SENOMYX) to a bank account designated by SENOMYX.

        With respect to each quarter, for countries other than the United States, whenever conversion of Cost, SP, Net Sales, or payments from any foreign currency are required, such conversion will be made at the rate of exchange reported in The Wall Street Journal on the last business day of the applicable reporting period.

        9.9    Taxes Withheld

        Any income or other tax that KO, or any of its Affiliates or sublicensees are required by a government agency to withhold and pay on behalf of SENOMYX with respect to the royalties payable under this Agreement will be deducted from and offset against such royalties prior to remittance to SENOMYX. KO will give or cause to be given to SENOMYX such assistance as may reasonably be necessary to enable SENOMYX to claim exemption from, or credit for, the tax so deducted, and, in each case, will promptly furnish to SENOMYX proper evidence of the taxes paid on SENOMYX's behalf.

        9.10    Late Payment

        In the event that any payment, including royalty payments, due hereunder is not made when due, the payment will accrue interest from that date due at the rate of [***]; provided, however, that in no event will such rate exceed the maximum legal annual interest rate. The payment of such interest will not limit SENOMYX from exercising any other rights it may have as a consequence of the lateness of any payment.

        9.11    Records of Unit Sales, Net Sales and Royalty Calculations

          9.11.1    Records Relating to Royalties

          KO will keep complete and accurate records of sales and all other information necessary to calculate royalties due to SENOMYX for any Beverage or Beverage Base incorporating a Product Compound. The records will be maintained during the Commercialization Period and for a period of 3 years thereafter. The records will be in sufficient detail to allow the accrued royalties to be determined accurately in accordance with United States generally accepted accounting principles and to verify the royalty payments pursuant to Section 9.4.

          9.11.2    Audit of Records Relating to Royalties

          SENOMYX, with reasonable written notice to KO, will have the right to cause SENOMYX's nationally recognized independent, certified public accountant to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of royalty payments. Such accountant must execute a confidentiality agreement prior to entering KO's premises, obligating such accountant to keep all information disclosed to it confidential and will only be permitted to disclose to SENOMYX the extent of any discrepancy between royalty payments made by KO under this Agreement and the actual royalty required to be so paid. SENOMYX will bear the full cost of such audit unless such audit discloses an underpayment of more than [***] from the amount of the royalties due under this Agreement, in which event, KO will bear the full cost of such audit. In all events, KO will pay any underpayment with interest in accordance with Section 9.10. Any overpayment made by KO will be refunded to KO.

          SENOMYX agrees not to disclose Confidential Information concerning royalty payments reports, and all other information learned in the course of an audit or inspection, except to the extent necessary for SENOMYX to enforce its rights under this Agreement or if disclosure is required by law.

10.   GRANTS

        Subject to the terms and conditions of this Agreement, SENOMYX hereby grants to KO and KO hereby grants to SENOMYX the following rights, as of the later of 30 days after execution of this Agreement or of the expiration of the waiting period under the Hart Scott Rodino Act, if any notification and report under the Act is required:

        10.1    Non-exclusive Grant by SENOMYX of Rights Regarding Evaluation of Enhancing Compounds

          10.1.1    In Field I

          SENOMYX hereby grants to KO a perpetual, nontransferable, non-exclusive, worldwide license under the Target IP to use Enhancing Compound(s) for evaluation in Field I.

          10.1.2    In Field II

          SENOMYX hereby grants to KO a perpetual, nontransferable, non-exclusive, worldwide license under the Target IP to use Enhancing Compound(s) solely for evaluation in Field II.

          All rights granted by SENOMYX to KO under this Section will be subject to timely payment by KO of all payments under this Agreement.

        10.2    Non-exclusive Grant by SENOMYX of Rights to Make and Have Made Selected Compounds

        SENOMYX hereby grants KO a perpetual, nontransferable, non-exclusive, worldwide license under the Target IP to make and have made Selected Compounds for use by KO and its Affiliates in Beverages and Beverage Bases in the Fields.

        All rights granted by SENOMYX to KO under this Section will be subject to timely payment by KO of all payments under this Agreement.

        10.3    Non-Exclusive Grant of Rights by SENOMYX to Make, Have Made, Use and Sell Beverages and Beverage Bases with Selected Compound

        SENOMYX hereby grants to KO a perpetual, nontransferable, non-exclusive worldwide license under Target IP to make, have made, use and sell, Beverages and Beverage Bases that incorporate Selected Compounds in Field I.

        All rights granted by SENOMYX to KO under this Section will be subject to timely payment by KO of all payments under this Agreement.

        10.4    Exclusive Grant of Rights by SENOMYX Regarding Selected Compounds and Beverages and Beverage Bases that Incorporate Selected Compounds

        SENOMYX hereby grants to KO a perpetual, nontransferable exclusive worldwide license under Target IP to make, have made, use and sell Beverages and Beverage Bases that incorporate Selected Compounds in Field I.

        The license will include the right to sublicense the use and sale of Product Compounds to be embodied in a Competitive Product in Field I. The license will include the right to sublicense the use and sale of one Selected Compound (that is not a Product Compound) to be embodied in a Competitive Product in Field I, with the prior written consent of SENOMYX which will not be unreasonably withheld.

        All rights granted by SENOMYX to KO under this Section will be subject to timely payment by KO of all payments under this Agreement.

        10.5    Co-Exclusive Grant of Rights by SENOMYX Regarding Selected Compounds and [***] Beverage Bases incorporating Selected Compounds

        SENOMYX hereby grants to KO a perpetual, nontransferable co-exclusive, (only one other licensee) with respect to one other Third Party, worldwide license under Target IP to make, have made, use and sell [***] Beverage Bases incorporating Selected Compounds in Field II.

        All rights granted by SENOMYX to KO under this Section will be subject to timely payment by KO of all payments under this Agreement.

        10.6    Contingent Third Party Rights to Field II

        SENOMYX has existing collaborations with a Third Party for the discovery of molecules that modify taste, other than Enhancer Compounds, for products in Field II. SENOMYX agrees to use best efforts for a period of [***] following the Effective Date to amend such collaboration agreement to include the discovery of [***] for use in Field II. The rights granted to KO in Field II are contingent on the rights granted to such Third Party under the amended collaboration.

        10.7    Limitation on Licenses

        None of the rights granted hereunder are intended to give KO the right to sell Enhancing Compounds, Selected Compounds or Product Compounds. The foregoing does not prevent KO from supplying Product Compounds to a sublicensee pursuant to a sublicense.

        10.8    If KO Does Not Pay Minimum Royalties

        If at the end of any Calendar Year the royalties paid by KO to SENOMYX for such Calendar Year, as provided for under Section 9.4, are less than the minimum royalties due under Section 9.5 for such Calendar Year, and KO does not pay SENOMYX the corresponding Royalty Shortfall for such year, then:

          10.8.1    KO's exclusive license under Section 10.4 will terminate;

          10.8.2    SENOMYX's obligations under Section 8.1, Section 8.2, Section 8.3 and Section 8.5 will terminate;

          10.8.3    KO's co-exclusive license under Section 10.5 will continue in effect until SENOMYX, in its sole discretion, notifies KO that it will become non-exclusive;

          10.8.4    KO's non-exclusive license under Section 10.2 will continue in effect; and

          10.8.5    KO's non-exclusive license under Section 10.3 will continue in effect.

        The non-exclusive license will be subject to the royalties provided for under Section 9.4, but not subject to the minimum annual royalties obligation under Section 9.5.

        10.9    Most Favored Licensee

        [***].

        10.10    Obligations Related to Sublicenses

        KO will have the right to grant sublicenses under this Section 10.10 to Third Parties, Affiliates, and Bottlers. In respect of sublicenses to Third Parties; such rights granted will be contingent on:

            (i)  KO obtaining sublicensing terms, including royalty obligations [***]; and

           (ii)  KO receiving [***].

        Sublicenses granted by KO would be subject to SENOMYX receiving at least the same obligations, including royalties, as SENOMYX would receive under this Agreement ("Obligated Royalties"). Payments received by KO from any party under such sublicense, other than an Affiliate or Bottlers, [***]. Any payments paid to KO by its sublicensees, other than under sublicenses to Affiliates and Bottlers for Beverages and Beverage Bases, [***]. KO would be liable for the royalty payments to SENOMYX due by any sublicensee.

        All rights granted by KO to sublicensees under this Section will be subject to KO's diligence obligations under this Agreement, the timely payment by KO of all payments under this Section and compliance with other obligations in the sublicense agreement.

        10.11    Non-exclusive Grant of Rights from KO to SENOMYX for Research Purposes

        KO hereby grants to SENOMYX a royalty free, non-exclusive, worldwide license to use the KO Technology for research purposes under this Agreement, with the right to grant sublicenses for research purposes; provided, however, that any such sublicense shall be subject to the prior written approval of KO, which shall not be unreasonably withheld.

        10.12    Non-exclusive Grant of Rights from KO to SENOMYX for KO Related Compounds

        KO hereby grants to SENOMYX a fully paid, perpetual, exclusive, worldwide license, to make and have made KO Related Compounds, with the right to sublicense outside the Fields.

        10.13    Exclusive Grant of Rights from KO to SENOMYX for KO Related Compounds

        KO hereby grants to SENOMYX a fully paid, exclusive, worldwide, fully-transferable license, to use, sell, offer for sale, have sold, import and export KO Related Compounds outside the Fields.

        10.14    Non-Exclusive Grant of Rights to SENOMYX Trademark

        Subject to the terms and conditions of the Agreement, SENOMYX hereby grants to KO a non-exclusive, nontransferable worldwide license to use the trademark of SENOMYX ("Trademark") during the Term solely in connection with the marketing and sale of the

        Beverages incorporating Product Compounds; provided, however, that: (i) KO must comply with all applicable laws and regulations with respect to the Trademark and must not do or suffer to be done any act or thing that would impair SENOMYX's rights; and (ii) KO agrees not to adopt or use any other trademark, words or symbol that features or includes the word SENOMYX or any marks which are confusingly similar to the Trademark.

11.   OWNERSHIP OF INTELLECTUAL PROPERTY

        11.1    Transfer of Rights

        SENOMYX retains all rights not expressly licensed or assigned in this Agreement. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to convey or transfer ownership or the grant of any license or sublicense by one party to the other party of any rights in any Confidential Information, Patent Rights or Know-How Controlled by a party.

        11.2    SENOMYX Inventions

        SENOMYX will own all Inventions and other Know-How made solely by its employees and agents and all Patent Rights claiming such Inventions and Know-How; provided, however, SENOMYX hereby irrevocably assigns to KO all interest in and to any such Inventions and Know-How that consist solely of improvements to KO technology, including but not limited to the KO Compound and KO Related Compounds, and all Patent Rights claiming such Inventions and other Know-How. SENOMYX agrees to give KO prompt notice of the making, conceiving or reducing to practice of any such Invention. In the event that SENOMYX is legally unable to assign such rights to KO, then SENOMYX agrees either to waive the enforcement of such rights against KO and any sublicensees and assignees, or to grant KO an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

        11.3    KO Inventions

        KO will own all Inventions and other Know-How made solely by its employees and agents, including those related to product formulations, [***] and [***], and all Patent Rights claiming such Inventions and Know-How, and SENOMYX will have no rights to such Inventions, Know-How and product formulations.

        KO hereby irrevocably assigns to SENOMYX all interest in and to any such Inventions and other Know-How that consist solely of improvements to SENOMYX Technology, Enhancing Compounds, or Selected Compounds, and all Patent Rights claiming such Inventions and Know-How. KO agrees to give SENOMYX prompt notice of the making, conceiving or reducing to practice of any such Invention. In the event that KO is legally unable to assign such rights to SENOMYX, then KO agrees either to waive the enforcement of such rights against SENOMYX and any sublicensees and assignees, or to grant SENOMYX an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

        11.4    Joint Inventions

        All Inventions conceived jointly by employees or agents of SENOMYX and employees or agents of KO (the "Joint Inventions") and all Joint Patent Rights will be owned jointly by KO and SENOMYX.

        KO hereby irrevocably assigns to SENOMYX all interest in and to any Joint Inventions that consist of improvement to SENOMYX Technology, Enhancing Compounds, or Selected Compounds and uses thereof, and all Joint Patent Rights claiming such Joint Inventions. In the event that KO is legally unable to assign such rights to SENOMYX, then KO agrees either to waive the enforcement of such rights against SENOMYX and any sublicensees and assignees, or to grant SENOMYX an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

        SENOMYX hereby irrevocably assigns to KO all interest in and to any Joint Inventions that consist of improvement to KO Technology, including any improvements to KO Technology relating to beverage product formulations and uses thereof, and all Joint Patent Rights claiming such Joint Inventions. In the event that SENOMYX is legally unable to assign such rights to KO, then SENOMYX agrees either to waive the enforcement of such rights against KO and any sublicensees and assignees, or to grant KO an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

        11.5    Other Inventions

        Any Inventions not included in Sections 11.2, 11.3, or 11.4 will be owned by their inventors.

        11.6    Markings

        KO agrees to mark and to cause any Affiliate or sublicensee to mark any Beverage or Beverage Base (or their containers or labels) made, sold or otherwise disposed of by it or them with any notice of Patent Rights if mutually desirable by the parties or necessary under applicable law to enable the SENOMYX Patent Rights or Joint Patent Rights, as applicable, to be enforced to their full extent in any country where Beverages and Beverage Bases incorporating Product Compounds are made, used, or sold. In addition, KO agrees to mark and to cause any Affiliate or sublicensee to mark any Beverages and Beverage Bases incorporating Product Compounds (or their containers or labels) made, sold or otherwise disposed of by it or them with a SENOMYX trademark if desirable by KO.

        11.7    Inventorship and Assignment

        United States patent law will determine inventorship of patentable inventions. SENOMYX and KO agree to execute all documentation necessary to perfect all assignments of Inventions, Know-How and Patent Rights contemplated in this Agreement.

12.   PATENT PROSECUTION AND MAINTENANCE

        12.1    Prosecution of Patents

        Each party will bear the cost of filing and prosecuting the patents and patent applications associated with inventions owned or assigned to that party. SENOMYX will bear the cost of filing and prosecuting the patents and patent applications in the U.S. and PCT for the first Selected Compound. KO will reimburse SENOMYX for the reasonable out-of-pocket costs for the prosecution of all national phase applications of all countries selected in the PCT application, and all maintenance fees and annuities for any patents issuing from those applications. The Steering Committee will make recommendations on additional patent applications to be filed. In addition, KO would agree to pay the cost of all patents and patent applications for additional Selected Compounds up to [***] per year for each such additional Selected Compound. KO would no longer have to pay for patent applications, maintenance fees and annuities if the license granted under Section 10.4 were terminated. SENOMYX will keep KO fully apprised of all proceedings related to the patent applications and patents for Selected Compounds. If KO determines that continuing prosecution of an application, or the continuation of payment of maintenance fees and annuities is not warranted, KO will notify SENOMYX in writing within [***] of the date it wishes to discontinue prosecution of a patent, and the obligation to pay for such costs incurred after notification would end.

        12.2    Inventions under Collaboration

        The control and expense of the filing, prosecution and maintenance of any Patent Rights or other intellectual property rights claiming Inventions that are not covered under section 11.1 will be as follows:

          12.2.1    Prosecution of Sole Inventions

          The control and expense of the filing, prosecution (including an opposition or interference) and maintenance of Patent Rights or other intellectual property rights claiming Inventions that are made solely by a party will be the sole responsibility of the party that made such Invention, and the party not filing the patent application will cooperate in such filing, prosecution and maintenance.

          12.2.2    Prosecution of Joint Inventions

          SENOMYX will have the first right to file, prosecute (including an opposition or interference) and maintain Joint Patent Rights or other intellectual property rights claiming Inventions that are made jointly by the parties. KO will cooperate in, the filing, prosecution and maintenance of Joint Patent Rights and will share equally in the expenses incurred with respect thereto.

13.   INTELLECTUAL PROPERTY ENFORCEMENT AND DEFENSE OF CLAIMS

        13.1    Defense of Infringement Claims for SENOMYX Technology

        KO will cooperate with SENOMYX, at SENOMYX's expense, in the defense of any suit, action or proceeding against SENOMYX or SENOMYX's Affiliates alleging the infringement of the intellectual property rights of a Third Party due to SENOMYX's use of any SENOMYX Technology under this Agreement.

        The parties must notify each other promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement.

        SENOMYX will have full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms, any such suit, action or proceeding and KO will in good faith execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation.

        With respect to Target IP, if SENOMYX does not commence a particular infringement action within [***] of receiving notice, KO, after notifying SENOMYX in writing, will be entitled to bring such infringement action or any other appropriate action or claim at its own expense. The party conducting such action will consider in good faith the other party's comments on the conduct of such action and will have full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms, any such suit, action or proceeding and the other party will in good faith execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation. SENOMYX will be [***]. The party conducting the action will have the right to deduct all court costs it pays for such enforcement from any recovery from any settlement or judgment that is attributable to the losses of the other party under such action.

        13.2    Defense of Infringement Claims for KO Technology

        SENOMYX will cooperate with KO, at KO's expense, in the defense of any suit, action or proceeding against SENOMYX or KO alleging the infringement of the intellectual property rights of a Third Party due to KO's or SENOMYX's use of any KO technology licensed to SENOMYX under this Agreement. The parties must notify each other promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement. At the expense of KO, SENOMYX will give to KO full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms, any such suit, action or proceeding and KO will execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation.

14.   TREATMENT OF CONFIDENTIAL INFORMATION: REPORTING REQUIREMENTS, PUBLICITY, LAW AND REGULATIONS

        14.1    Confidentiality

        Subject to the terms and conditions of this Agreement, SENOMYX and KO each agree that, during the Term and for a period of [***] thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Confidential Information that is disclosed to it or to any of its Affiliates by the other party. Neither SENOMYX nor KO nor any of their respective Affiliates will use the other party's Confidential Information except as expressly permitted in this Agreement.

        14.2    Disclosure to Related Parties

        SENOMYX and KO each agree that any disclosure of the other party's Confidential Information to any officer, employee, contractor, consultant, sublicensee or agent of the other party or to any of its Affiliates:

             i)  will be made only if and to the extent necessary to carry out its responsibilities under this Agreement and to exercise the rights granted hereunder;

            ii)  will be limited to the extent consistent with such responsibilities and rights; and

           iii)  will be provided only to such persons or entities who are under an obligation of confidentiality no less stringent than as set forth in this Agreement.

        Each party will use reasonable efforts to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information, which will be the same efforts as it would customarily take to preserve the confidentiality of its own similar Confidential Information.

        14.3    Return of Confidential Material

        Upon termination of this Agreement, each party, upon the other party's request, will return or destroy all Confidential Information received from the other party pursuant to this Agreement, including all copies and extracts of documents, within 30 days of the request of the other party; provided, however, one copy of the Confidential Information may be retained in a secure location with limited access for legal purposes only.

        14.4    Exceptions to Confidential Information

        Confidential Information will not include any information, which the receiving party can prove by competent written evidence:

             i)  is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public;

            ii)  is known by the receiving party at the time of receiving such information, as evidenced by its records;

           iii)  is hereafter furnished to the receiving party without restriction as to disclosure or use by a Third Party lawfully entitled to furnish such information;

            iv)  is independently developed by the employees, agents or contractors of the receiving party without the aid, application or use of the disclosing party's Confidential Information; or

             v)  is the subject of a written permission to disclose provided by the disclosing party.

        A party may also disclose Confidential Information of the other party where required to do so by law or legal process; provided, however, that, in such event, the party required to disclose such information must give advance written notice of such disclosure to the other party and must cooperate with the other party's efforts to seek, at the request and expense of the other party, all confidential treatment and protection for such disclosure as is permitted by applicable law.

        14.5    Confidential Financial Information

        The parties agree that the material financial terms of this Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms in legal proceedings or as are required to be disclosed in its financial statements, by law, or under an obligation of confidentiality to bona fide potential sublicensees. Either party will have the further right to disclose the material financial terms of this Agreement under an obligation of confidentiality to any potential acquirer, merger partner, bank, venture capital firm, or other financial institution to obtain financing.

        14.6    Confidential Research Information

        The parties agree that all results and data generated from the research under the Collaborative R&D Program will be owned exclusively by SENOMYX and considered Confidential Information of SENOMYX subject to the confidentiality requirements of Section 14. KO will not provide to a Third Party any Materials provided by SENOMYX to KO.

        14.7    Permitted Use and Disclosures

        Each party may use or disclose Confidential Information disclosed to it by the other party

             i)  to the extent such information is included in the KO Technology, SENOMYX Technology or Joint Patent Rights, and

            ii)  to the extent such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder in:

            a)    filing or prosecuting patent applications;

            b)    prosecuting or defending litigation;

            c)     complying with applicable governmental regulations, or court orders or otherwise submitting information to tax or other governmental authorities;

            d)    conducting clinical trials;

            e)    submitting information for food additive approval applications; or

            f)     making a permitted sublicense or otherwise exercising rights expressly granted to the other party pursuant to the terms of this Agreement.

        If a party is required to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice of such disclosure to the other party where reasonably possible and, save to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information in consultation with the other party prior to such disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

        14.8    Use of Data for Promotional Purposes

        Either party may (i) make public statements regarding Enhancing Compounds, Selected Compounds, Product Compounds or Beverages incorporating Product Compounds by announcing the achievement of milestones therefor, following consultation with the other party and with the written consent of the other party to the form and content of the public statement, and (ii) without the prior consent of the other party, make public statements regarding the overall success rate(s) (excluding any competitively sensitive information of KO) achieved by and/or for its customers with the use SENOMYX Technology; provided, however, that it may not disclose any chemical structures, screens or the other party's identity.

        14.9    Publication of Results

        Subject to the express provisions of this Agreement, results and data obtained by either party in the course of the collaboration may be submitted for publication by SENOMYX in accordance with SENOMYX's customary practices. SENOMYX will send a copy of the proposed publication to KO and will allow KO [***] from the date of receipt for review, comment and reasonable approval.

        14.10    Publicity

        Except as required by law and as provided in this Agreement, neither party may make any public announcement or otherwise disclose the terms of this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the parties will agree upon a press release to announce the execution of this Agreement and the material terms. Thereafter, KO and SENOMYX may each disclose to Third Parties the information contained in such press release without the need for further approval by the other party.

        14.11    Reporting, Law and Regulation

        Each party will, within 30 days of the end of each quarterly Steering Committee meeting, report to the other a written summary of the results of the research and development work it carries out, if any, under this Agreement. Each party agrees to prepare and exchange written and electronic reports concerning any results and data required by either party as supporting information for any regulatory filings. In addition, SENOMYX will provide KO with its audited annual financials reports in a timely manner, subject to certain confidential information being redacted therefrom. The exchange of such report may be reasonably supplemented, at the request of the party receiving the report, by correspondence and/or upon reasonable prior notice, visits to the other party's facilities. While carrying out the obligations set forth in the Agreement, the parties will ensure compliance with all applicable laws and regulations, including, without limitation, all environmental, competition and import and export laws and regulations.

15.   TERM, EARLY CONCLUSION, AND TERMINATION

        15.1    Term

        The term of this Agreement will begin on the Effective Date and will continue through the end of the Commercialization Period, unless terminated earlier in accordance with the provisions of Section 15.3, or 15.4 hereof (the "Term").

        15.2    Early Conclusion of the Collaborative R&D Period by KO

        KO may conclude the Collaborative R&D Program prior to the end of the Collaborative R&D Period, without cause by;

            (i)  providing SENOMYX with 60 days prior written notice, and

           (ii)  paying SENOMYX an early conclusion fee of [***];

provided, however, if such written notice of early conclusion by KO occurs within the [***] of the Collaborative R&D Period, KO will be obligated to pay the research funding in accordance with Section 9.1 for the [***]. KO's obligations for research funding for the remainder of the Collaborative R&D Period under Section 9.1 will cease. In the event that KO notifies SENOMYX of early conclusion, the rights and obligations provided for under Section 8.1, 8.2, 8.3, and 8.5, the licenses granted under Section 10.4, and 10.5 and the [***] provision under 10.9 will all terminate.

        15.3    Termination By Mutual Agreement

        The parties may terminate this Agreement at any time, in whole or in part, by mutual written agreement executed by both parties.

        15.4    Termination By KO for Acquisition of SENOMYX By a KO Competitor

        KO may terminate this Agreement due to the merger or consolidation of SENOMYX by a KO Competitor.

        15.5    Effect of Termination

        Upon termination of this Agreement pursuant to Section 15.3 or Section 15.4, KO will have no right to practice the Target IP or use the Target IP and all rights, title and interest in and to the Target IP will revert to and become the sole property of SENOMYX.

        Expiration or termination of this Agreement will not relieve the parties of any obligation accruing before such expiration or termination.

        15.6    Survival

        The obligations and rights of the parties under Section 6.3 (ii), Section 9.11, Section 11, Section 14, Section 15.5, Section 15.6, Section 16, and Section 17 and Appendix A, will survive termination or expiration of this Agreement.

16.   WARRANTIES AND INDEMNIFICATION

        16.1    Mutual Representations and Warranties

        The parties make the following representations and warranties to each other:

        16.2    Corporate Power

        Each party hereby represents and warrants that, to the best of its knowledge, as of the Effective Date, such party:

            (i)  is duly organized, validly existing under the laws of the state of its incorporation, and in good standing;

           (ii)  has all requisite corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and

          (iii)  is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on its ability to perform its obligations under this Agreement.

        16.3    Due Authorization

        Each party hereby represents and warrants that, to the best of its knowledge, as of the Effective Date, such party:

            (i)  has the requisite corporate power and authority and the legal right to execute and deliver this Agreement and to perform its obligations hereunder;

           (ii)  has taken all necessary action on its part to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the grant of rights extended by it hereunder, and no action or corporate procedure is necessary to authorize this Agreement, the performance of its obligations hereunder or the grant of rights extended hereunder.

        16.4    Binding Agreement

        Each party hereby represents and warrants to the other that, to the best of its knowledge, as of the Effective Date:

            (i)  this Agreement has been duly executed and delivered on its behalf and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms;

           (ii)  the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and

          (iii)  all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by it in connection with the Agreement have been obtained.

        16.5    Warranties Regarding SENOMYX Technology

        SENOMYX warrants to KO as of the Effective Date the following:

          16.5.1    SENOMYX Express Warranties

          As of the Effective Date:

              (i)  To the best of SENOMYX's knowledge, SENOMYX has the lawful right to license the SENOMYX Technology to KO in accordance with the terms of this Agreement;

             (ii)  SENOMYX is not precluded under any license or other agreement with a Third Party from entering into this Agreement and granting the rights to KO provided hereunder;

            (iii)  To the best of SENOMYX's knowledge, the activities to be performed by SENOMYX under this Agreement will not infringe any patents, copyrights, trademarks or other right of a third party; and

            (iv)  SENOMYX has not been served with a Third Party suit relating to the SENOMYX Patent Rights.

          16.5.2    SENOMYX Disclaimer

          EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SENOMYX (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIMS ANY FURTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, RELATING TO SENOMYX TECHNOLOGY; INCLUDING ANY EXPRESS OR IMPLIED WARRANTY

              (i)  OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SENOMYX TECHNOLOGY OR SENOMYX PATENT RIGHTS; AND

             (ii)  THAT THE PRACTICE OF SENOMYX TECHNOLOGY WILL NOT INFRINGE A PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHT OF A THIRD PARTY; AND

            (iii)  REGARDING THE PATENTABILITY OF ANY SENOMYX TECHNOLOGY, INCLUDING SENOMYX TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF SENOMYX PATENT RIGHTS.

          16.5.3    SENOMYX Indemnification.

          SENOMYX hereby agrees to defend and indemnify KO, and its respective officers, directors, employees, agents, Affiliates, and Bottlers (collectively, the "KO Indemnitees") from and against all damages or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting from a claim, demand, action, suit or other proceeding brought or threatened by a Third Party against a KO Indemnitee based on SENOMYX's negligence or willful misconduct (but not patent infringement) including but not limited to, product liability claims arising out of any tests conducted solely by SENOMYX on any compounds and any environmental claims against KO Indeminitees relating to SENOMYX's performance or failure to perform under this Agreement. IN NO EVENT WILL SENOMYX BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY KO RESULTING FROM THIS AGREEMENT.

        16.6    Warranties Relating to KO Technology

        KO represents and warrants to SENOMYX as of the Effective Date the following:

          16.6.1    KO Express Warranties

          As of the Effective Date:

              (i)  To the best of KO's knowledge KO has the lawful right to license (or sublicense, as the case may be) the KO Technology to SENOMYX in accordance with the terms of this Agreement; (except as set forth in Appendix E);

             (ii)  KO is not precluded under any license or other agreement with a Third Party from entering into this Agreement and granting the rights to SENOMYX provided hereunder;

            (iii)  To the best of KO's knowledge, the activities to be performed by KO under this Agreement will not infringe any patents, copyrights, trademarks or other right of a third party; and

            (iv)  KO has not been served with a Third Party suit relating to the KO Patent Rights.

          16.6.2    KO Disclaimer

          EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, KO (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIMS ANY FURTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, RELATING TO KO TECHNOLOGY: INCLUDINGANY EXPRESS OR IMPLIED WARRANTY

              (i)  OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF KO TECHNOLOGY OR KO PATENT RIGHTS; AND

             (ii)  THAT THE PRACTICE OF KO TECHNOLOGY WILL NOT INFRINGE A PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHT OF A THIRD PARTY; AND

            (iii)  REGARDING THE PATENTABILITY OF ANY KO TECHNOLOGY, INCLUDING KO TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF KO PATENT RIGHTS.

          16.6.3    KO Indemnification

          KO hereby agrees to defend and indemnify SENOMYX, and its respective officers, directors, employees and agents (collectively, the "SENOMYX Indemnitees") from and against all damages or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting from a claim, demand, action, suit or other proceeding brought or threatened by a Third Party against a SENOMYX Indemnitee based on

              (i)  SENOMYX's negligence or willful misconduct (but not patent infringement) including but not limited to, product liability claims arising out of any tests conducted solely by KO on any compounds and any environmental claims against SENOMYX Indeminitees relating to KO's performance or failure to perform under this Agreement;

             (ii)  any development, manufacture, use, handling, storage, sale, or other disposition of a Selected Compound, Product Compound by or through KO or its Affiliates or its permitted sublicensees;

            (iii)  a product liability claim on any Beverage or Beverage Base incorporating Product Compounds;

            (iv)  the practice by KO of any license granted hereunder; or

             (v)  infringement by KO of Patent Rights of any Third Party;

            except to the extent such damages or other amounts payable are attributable to:

              (a)   a violation of any contractual or fiduciary duty owed by any SENOMYX Indemnitee to a Third Party;

              (b)   any breach of this Agreement by a SENOMYX Indemnitee or a misrepresentation by SENOMYX in this Agreement; or

              (c)   trade secret misappropriation or patent infringement by SENOMYX covered by a Third Party's trade secret or Patent Rights.

          IN NO EVENT WILL KO BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY SENOMYX RESULTING FROM THE EXERCISE OF ANY RIGHTS GRANTED IN ACCORDANCE WITH THIS AGREEMENT.

          16.6.4    KO Indemnification Of Certain SENOMYX Licensors

          KO hereby agrees to indemnify, defend and hold [***] and its respective officers, sponsors, directors, employees, and agents harmless from and against all damages or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting or arising from the exercise of rights under the licenses granted from SENOMYX to KO provided for under Section 10 and pursuant to any agreement between [***] and SENOMYX, including product liability.

          16.6.5    For Certain KO Licensees or Sublicensees

          KO hereby agrees to indemnify, defend and hold SENOMYX Indemnitees and its respective officers, sponsors, directors, employees, and agents harmless from and against all damages or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting or arising from the exercise of rights under the licenses granted from SENOMYX to KO for a sublicense under Section 10.10.

17.   MISCELLANEOUS

        17.1    Force Majeure

        Neither party will lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party (other than a payment default) if the failure is occasioned by war, fire, explosion, flood, (e.g. El Niño), earthquake, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party; provided, however, that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure and thereafter takes all reasonable steps to mitigate any such delay in performance hereunder and any damages that may be incurred by the other party thereby.

        17.2    Governing Law and Jurisdiction

        This Agreement will be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and to be performed entirely within such state.

        17.3    Binding Effect

        This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

        17.4    Dispute Resolution

        The parties recognize that disputes as to certain matters may, from time to time, arise during the Term, which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration. The parties agree that prior to any arbitration concerning this Agreement, SENOMYX's Chief Executive Officer and KO's president of Coca-Cola Ventures, or another Senior Vice President of KO, will meet in person, or by video-conferencing and will use best efforts to resolve any disputes concerning this Agreement.

        Within 30 days of a formal request by either party to the other party, either party may, by written notice to the other party, have such dispute referred to their respective officers designated, or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin within thirty days after such notice is received. Any dispute arising out of or relating to this Agreement which is not resolved between the parties or the designated officers of the parties pursuant to this Section 17.4 will be resolved by final and binding arbitration conducted in San Diego, California (unless the parties mutually agree to another location) in accordance with the rules of the American Arbitration Association. The arbitration will be conducted by an arbitrator who is knowledgeable in the general subject matter at issue in the dispute.

        The parties will agree on the arbitrator and if they cannot agree, the arbitrator will be selected in accordance with the procedures of the American Arbitration Association.

        In conducting the arbitration, the arbitrator will

            (i)  determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery (and provided that the arbitrators will permit such discovery they deem necessary to permit an equitable resolution of the dispute),

           (ii)  ensure that the total time of the arbitration from filing to a final decision or executed settlement agreement is less than six months, and

          (iii)  be able to decree any and all relief of an equitable nature, including, but not limited to, such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, specific performance or repletion of property.

        The arbitrators will also be able to award damages and recommend injunctions.

        The parties will share equally the arbitrator's fees and expenses pending the resolution of the arbitration.

        The decision of the arbitrator will be final and binding on the parties and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of such party.

        Notwithstanding anything to the contrary in this Section 17.4, either party may seek immediate injunctive or other interim relief from any court of competent jurisdiction with respect to any breach of Sections 9 or 10 hereof, or otherwise to enforce and protect the Patent Rights, copyrights, trademarks, or other intellectual property rights Controlled by such party. In addition, arbitration will not be used to resolve disputes concerning Patent Rights. Disputes concerning Patent Rights, including, but not limited to, disputes concerning patent ownership, claim language, claim scope and issues of validity will be settled in a court of law. Any arbitration ruling that relies on an interpretation of Patent Rights will have no binding effect in a court of law on any Patent Rights related to this Agreement, unless such Patent Rights have been adjudicated in a court of law. In no event will a demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

Notwithstanding the foregoing or the outcome of the arbitration proceeding, each party will bear its own expenses including, without limitation, attorneys fees and court costs, even if the arbitrators have the discretion to award such fees and costs to the prevailing party.

        17.5    Severability

        If any term of this Agreement or the application thereof to any party or circumstance is, to any extent, held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term to parties or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term of this Agreement will be valid and enforced to the fullest extent permitted by law. The parties agree to renegotiate such term in good faith in order to provide a reasonably acceptable alternative to the term that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

        17.6    Independent Contractors

        It is expressly agreed that KO and SENOMYX will be independent contractors and that the relationship between the parties will not constitute a partnership or agency of any kind. Neither KO nor SENOMYX will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other party, without the prior written authorization of the other party to do so.

        17.7    Entire Agreement

        This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties, on the Effective Date, and supersedes and terminates all prior agreements and understandings between the parties, with respect to the subject matter hereof. There are no prior or contemporaneous covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth in this Agreement.

        17.8    Amendment

        No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties.

        17.9    Interpretation

        This Agreement will not be strictly construed against either party. Any conflict between the terms set forth in the text of this Agreement and the terms of any Appendix hereto will be resolved in favor of the text of this Agreement.

        17.10    Waiver

        Except as specifically provided for in this Agreement, the waiver from time to time by either of the parties of any rights or the failure to exercise any remedy will not operate or be construed as a continuing waiver of the same right or remedy or any of the other of such party's rights or remedies provided in this Agreement.

        17.11    Construction

        The term "Article" or "Section" can refer to any single paragraph level found in this Agreement or any collection of multiple paragraphs.

        17.12    No Third Party Beneficiaries

        No Third Party, including any employee of any party to this Agreement (except as specifically provided in this Agreement), will have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement will be deemed to constitute the parties partners with each other or any Third Party.

        17.13    Notices

        Any notices or communications provided for in this Agreement to be made by either party to the other party must be in writing, in English, and will be made by prepaid air mail or overnight carrier with return receipt addressed to the other party at its address set forth below. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Notices will be sent:

If to SENOMYX, to:	SENOMYX, Inc. 11099 North Torrey Pines Road La Jolla, CA 92037 Facsimile number: (858) 404-0750
Attention: Corporate Counsel with a copy to the President
If to KO, to:	The Coca-Cola Company One Coca-Cola Plaza, N.W Atlanta, GA 30013 Facsimile number:
Attention: Senior Vice President Technical, with a copy to the Chief Intellectual Property Counsel

        By like notice, either party may specify or change an address to which notices and communications must be thereafter sent. Notices sent by mail, facsimile or overnight carrier will be effective upon receipt and notices given by hand will be effective when delivered.

        17.14    Assignment

        Not withstanding any provision of this Agreement to the contrary, either party may assign any of its rights or obligations under this Agreement in any country to any Third Party without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld.

        Either party may assign its rights and obligations under this Agreement without the consent of the other party:

            (i)  to a successor to substantially all of the business of such party to which this Agreement relates, whether by merger, sale of stock, sale of assets or other transaction; or

           (ii)  to any Affiliate.

        Notwithstanding the foregoing, any such assignment to an Affiliate will not relieve the assigning party of its responsibilities for performance of its obligations under this agreement.

        17.15    Merger or Consolidation

        This Agreement will survive any merger or consolidation of either party with or into another party and no consent for any such merger, consolidation or similar reorganization will be required.

        17.16    Counterparts

        This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the Effective Date.

THE COCA-COLA COMPANY
By:	/s/ DAVID M. TAGGART
Title:	Vice President and Treasurer
Date:	April 22, 2002
SENOMYX, INC.
By:	/s/ PAUL A. GRAYSON
Title:	Chairman and CEO
Date:	April 22, 2002

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

APPENDIX A—DEFINITIONS

        "Affiliate" means any corporation, company, partnership, joint venture, association or other entity, which directly or indirectly controls, is controlled by or is under common control with a party. As used in this definition, the term "control" means direct or indirect beneficial ownership of more than fifty percent (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the outstanding securities having voting rights for the election of directors in a corporation or of the comparable equity interest in any other type of entity.

        "Agreement" means this agreement, together with all appendices attached hereto, as it may be amended or supplemented from time to time hereafter by a written agreement executed by authorized representatives of both parties.

        "Base Component" has the meaning set forth in Section 9.4.

        "Beverages" means non-alcoholic beverages sold under the Trademarks of KO or its Affiliates made from Beverage Bases.

        "Beverage Base" means [***].

        "Bottlers" has the meaning set forth in Section 9.4.2.

        "Calendar Year" means a period of a year beginning January 1 and ending December 31.

        "Collaborative R&D Period" means the period beginning on the Effective Date and ending 36 months thereafter, unless concluded earlier in accordance with Section 15.

        "Collaborative R&D Program" has the meaning set forth in Section 3.

        "Commercialization Period" means, in the case of any Product Compound and Beverage or Beverage Base incorporating Product Compounds, the period of time commencing on FEMA GRAS determination of such Product Compound and Beverage or Beverage Base incorporating Product Compounds or if the Steering Committee determines that there is a need for additional safety studies or regulatory approvals as per Section 6.5, upon receipt of such approval, and ending upon the date that there no longer exists a Valid Claim in a Patent Right Controlled by SENOMYX or its Affiliates covering the manufacture, use or sale of such Product Compound, Beverage or Beverage Base incorporating Product Compounds in any country in which the Product Compound, Beverage or Beverage Bases incorporating Product Compounds is sold.

        "Commercialization Plan" has the meaning set forth in Section 7.

        "Competitive Product" means a product in Field I sold by a KO competitor.

        "Compound" means a substance that enhances the [***].

        "Confidential Information" means all information, Inventions and Know-How disclosed by one party to the other party pursuant to this Agreement, including, without limitation, information and material (whether or not patentable) regarding technology, products, research, development, manufacturing, marketing, finances, personnel or other business information or objectives which is designated as confidential in writing by the disclosing party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing party to the other party. Notwithstanding the foregoing to the contrary, Inventions, Know-How or other information which is orally, electronically or visually disclosed by a party, or is disclosed in writing without an appropriate letter, stamp or legend, will constitute Confidential Information of a party if the disclosing party, within 30 days after such disclosure, delivers to the other party a written document or documents describing the Inventions, Know-How or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made.

        "Control" or "Controlled" means, with respect to intellectual property, possession by a party, as of the Effective Date or during the Collaborative R&D Period, of the ability to grant a license or sublicense in accordance with the terms of this Agreement, without violating the terms of any agreement by such party with any Third Party that is in effect on the Effective Date.

        "Consumer Price Index" means the U.S. Department of Labor statistic for All Urban Consumers (CPI-U) U.S. City Average for all items. Changes in the CPI will be measured based on annual average.

        "Cost" or "C" has the meaning set forth in Section 9.4.2.

        "Cost Savings Component" has the meaning set forth in Section 9.4.2.

        "Data Package" has the meaning set forth in Section 5.2.

        "Development Plan" has the meaning set forth in Section 6.

        "Effective Date" means this Agreement becomes effective on the date on which it is signed by the last of the parties required to execute it.

        "Enhancing Compound(s)" means a molecule (not including KO Compound) under the Control of SENOMYX that: (i) has an enhancing effect on the [***] at a concentration of [***] , and (ii) is not [***] at a concentration of [***].

        "FEMA GRAS" means the process by which a compound is determined to be Generally Recognized as Safe by the Flavor and Extract Manufacturers Association expert panel.

        "Field I" means [***].

        "Field II" means [***].

        "Fields" means both Field II and I.

        "High-Potency [***]" will have the meaning set forth in Section 8.5.

        "Invention" means any invention, including any new and useful process, method, or composition of matter, or improvement thereto, whether or not patentable, made in the course of the Collaborative R&D Program.

        "Joint Invention" has the meaning set forth in Section 11.4.

        "Joint Patent Rights" means all Patent Rights containing one or more claims to a Joint Invention.

        "Know-How" means information and data, whether or not patentable, which is not generally known to the public, including, without limitation, designs, concepts, formulae, software, techniques, practices, processes, methods, knowledge, skill, experience, expertise, technical information, Materials and data, including pharmacological, toxicological and clinical test data, analytical and quality control data, patent and legal data or marketing, sales and manufacturing data.

        "KO Compound" means the specific compound identified by KO as having a [***] effect for [***], the structure of which will be disclosed to SENOMYX by KO no later than [***] following the Effective Date.

        "KO Know-How" means all Know-How Controlled by KO provided to SENOMYX for the activities to be conducted under this Agreement.

        "KO Patent Rights" means all Patent Rights Controlled by KO, including, without limitation, any Patent Rights containing one or more claims to an Invention made solely by employees or agents of KO, but excluding any Joint Patent Rights, provided to SENOMYX for the activities to be conducted under this Agreement.

        "KO Related Compounds" means the specific set of [***] effect for [***], the structures of which will be disclosed to SENOMYX by KO no later than [***] following the Effective Date.

        "KO Technology" means KO Patent Rights and KO Know-How.

        "Materials" mean antagonists, agonists, inhibitors, compounds, and chemicals, including without limitation, Enhancing Compounds, Selected Compounds, and Product Compounds.

        "Net Sales" means, with respect to a Beverage Base, the gross amount invoiced by KO and its Affiliates on any sales or other transfer of the Beverage Base, less the following items:

             i)  trade, quantity and cash discounts, price promotions, couponing, incentives or rebates actually allowed with respect to such sales;

            ii)  credits, rebates, charge-back rebates, reimbursements or similar payments, including those for amortization of equipment for capabilities and performance programs, and strategic availability/pouring rights actually granted or given to wholesalers and other distributors, buying groups, governmental agencies and other institutions, but only to the extent actually allowed;

           iii)  credits or allowances actually granted for rejection or return of Beverages incorporating Product Compounds previously sold; and

            iv)  any tax, tariff, duty or other governmental charge (other than an income tax) levied on the sale, transportation, freight or delivery of a Beverage or Beverage Bases incorporating a Product Compound that is borne by the seller thereof and deducted from sales under United States generally accepted accounting principles.

        Net Sales will be determined from the books and records of KO and its Affiliates maintained in accordance with United States generally accepted accounting principles.

        "Patents" means all patent and patent applications which are controlled by SENOMYX as of the Effective Date or developed by SENOMYX in the course of the Collaborative R&D Period under the Research Plan which specifically claim a Product Compound, a process for manufacturing a Product Compound, or the use of a Product Compound in a Beverage or Beverage Base.

        "Patent Rights" means all rights associated with all U.S. or foreign (including regional authorities such as the European Patent Office) regular or provisional patents or patent applications, including any continuation, continuation-in-part, or division thereof or any substitute application therefor or equivalent thereof, and any patent issuing thereon, including any reissue, reexamination or extension thereof and any confirmation patent or registration patent or patent of additions based on any such patent.

        "Product Compounds" means Selected Compounds used by KO in Beverages or Beverage Bases.

        "Research Plan" has the meaning set forth in Section 5.

        "Royalty Shortfall" has the meaning set forth in Section 9.5.

        "Selected Compound(s)" has the meaning set forth in Section 5.4.

        "SENOMYX Know-How" means all Know-How, which is not covered by the SENOMYX Patent Rights, but is necessary or appropriate for purposes of the activities to be conducted under this Agreement, and which is Controlled by SENOMYX as of the Effective Date or developed by SENOMYX in the course of the Collaborative R&D Program.

        "SENOMYX Patent Rights" mean all Patent Rights that are necessary or appropriate for purposes of the activities to be conducted under this Agreement, and which are Controlled by SENOMYX as of the Effective Date or developed by SENOMYX in the course of the Collaborative R&D Program, but excluding any Joint Patent Rights.

        "SENOMYX Technology" means all of the SENOMYX Patent Rights and SENOMYX Know-How, including Target IP.

        "Steering Committee" has the meaning set forth in Section 4.

        "Target IP" means the SENOMYX Patent Rights and SENOMYX Know-How on the composition of matter and use of (i) Enhancing Compounds, (ii) Selected Compounds and (iii) Beverages and Beverages incorporating Product Compounds.

        "Target [***]" means any of the following [***].

        "Target [***] Price" or "TSP" has the meaning set forth in Section 9.4.2.

        "Term" has the meaning set forth in Section 15.1.

        "Third Party(ies)" means any party other than a party to this Agreement excluding Affiliates of SENOMYX or KO or Bottlers.

        "Unit Case" means the equivalent of [***].

        "Valid Claim" means a claim under an issued patent or patent application within the Patent Rights, which has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned.

          "X" means the ratio of Y/W

          Where W is [***];

          Y is [***]; and

          A is the enhancement factor.

        For a given Enhancing Compound with an associated enhancement factor A, A multiplied by X will always equal 1.

        The following examples illustrate the definition:

          [***]

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

APPENDIX B—RESEARCH PLAN

        [***]

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

APPENDIX C—DEVELOPMENT PLAN

        [***]

        [***]

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

APPENDIX D—COMMERCIALIZATION PLAN

        [Intentionally Omitted.]

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

Appendix E—Exceptions to KO rights to KO Compound (To be provided by KO)

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4),
200.83 and 230.406.

FIRST AMENDMENT TO
COLLABORATIVE RESEARCH, DEVELOPMENT,
COMMERCIALIZATION AND LICENSE AGREEMENT

        This Amendment is entered into as of April 7, 2004, by and between SENOMYX, INC., a Delaware corporation having its principal place of business at 11099 North Torrey Pines Road, La Jolla, CA 92037 ("SENOMYX") and THE COCA-COLA COMPANY, a Delaware corporation, having its principal place of business at One Coca-Cola Plaza, Atlanta, Georgia 30313 ("KO").

BACKGROUND

        WHEREAS, SENOMYX and KO have previously entered into that certain Collaborative Research, Development, Commercialization and License Agreement, dated as of April 22, 2002 (the "Original Agreement"); and

        WHEREAS, the parties hereto have agreed to amend the Original Agreement, and desire to enter into this Amendment for the purpose of documenting such amendment as required by Section 17.8 of the Original Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree to amend the Original Agreement as follows:

AGREEMENT

1.
Section 3 of the Original Agreement shall be amended by deleting the final sentence thereof, and inserting a new sentence in substitution therefor which shall read as follows:

    "Subject to Section 15 hereof, this Agreement establishes a Collaborative R&D Program for a term of six years, commencing on the Effective Date and concluding on April 22, 2008 (the "Collaborative R&D Period")."

2.
Section 9.1.2 of the Original Agreement shall be amended by deleting the same in its entirety, and by inserting in substitution therefor a new Section 9.1.2 which shall read as follows:

    "9.1.2 Payment Terms

    KO will make payments that:

      (i)
      are in advance;

      (ii)
      on an equal quarterly basis; and

      (iii)
      (subject to Section 15) total [***] and are allocated and recognizable by SENOMYX during the six year Collaborative R&D Period."

3.
Section 10.12 of the Original Agreement is hereby amended to delete the word "exclusive" where it appears therein, and to insert in substitution therefor the word "non-exclusive."

4.
Section 15.2 of the Original Agreement shall be amended as follows:

  (a)
  By inserting "(a)" prior to the initial text of said Section, such that all such text shall be denominated as Section 15.2(a); and

1

    (b)
    By inserting a new Section 15.2(b) following the text of Section 15.2(a), which shall read as follows:

    "(b)
    KO may conclude the Collaborative R&D Program prior to the end of the Collaborative R&D Period, without paying SENOMYX any early conclusion fee, in the event that SENOMYX shall have failed to achieve the milestone set forth in Section 9.3(b) of this Agreement on or prior to April 22, 2006, by providing written notice to SENOMYX thereof not later than [***]. In the event KO should provide any such notice, the Collaborative R&D Period shall end immediately and KO shall not have any further obligations to pay research funding under Section 9, provided that KO will not be relieved from making research funding payments through and including the quarterly payment due in April 2006. In the event that KO so notifies SENOMYX of early conclusion, the rights and obligations provided for under Section 8.1, 8.2, 8.3, and 8.5, the licenses granted under Section 10.4 and 10.5 and the most favorable terms provision under 10.9 will all terminate."

5.
Section 16.6.3(i) of the Original Agreement is hereby amended by deleting the word "SENOMYX's" which appears therein, and inserting in substitution therefor the word "KO's."

6.
Section 17.14 of the Original Agreement is hereby amended by deleting the word "either" which appears in the first sentence therein, and by inserting in substitution therefor the word "neither."

7.
Appendix A of the Original Agreement shall be amended by deleting the definition "Collaborative R&D Period" and by inserting in substitution therefor the following new definition:

    "Collaborative R&D Period' has the meaning set forth in Section 3."

8.
Except for the aforesaid amendments, the Original Agreement shall remain in full force and effect in accordance with the original terms thereof. The parties do hereby ratify and reaffirm all of their obligations under the Original Agreement, as amended by this Amendment.

        IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Amendment as of the date set forth hereinabove.

THE COCA-COLA COMPANY

By:	/s/ RALPH CARLTON
Title:	Vice President
Date:

SENOMYX, INC.

By:	/s/ KENT SNYDER
Title:	President & CEO
Date:	April 7, 2004

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COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT Appendix E—Exceptions to KO rights to KO Compound (To be provided by KO)